UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2015

Clovis Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2525 28th Street, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Resignation of Named Executive Officer

Dr. Andrew Allen, the Executive Vice President of Clinical & Pre-Clinical Development & Chief Medical Officer of Clovis Oncology, Inc. (the “Company”), has notified the Company of his intention to resign, effective in early August, following the submission of the Company’s New Drug Application and Marketing Authorization Application for rociletinib with the U.S. Food and Drug Administration and the European Medicines Agency, respectively.  Dr. Allen will continue to be available to serve as a consultant to the Company, if requested, following his departure. Dr. Lindsey Rolfe, the Company’s current Senior Vice President of Clinical Development, will succeed Dr. Allen as the Company’s Chief Medical Officer and Executive Vice President of Clinical and Preclinical Development and Pharmacovigilance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 22, 2015	By:	/s/ Erle T. Mast
	Name:	Erle T. Mast
	Title:	Executive Vice President and Chief Financial Officer